                                                                   Exhibit 10.11


                             AMENDMENT NUMBER ONE

               (to Employment Agreement dated December 14, 1998)

         THIS AGREEMENT, made this _________ day of ________________, 2001, is between Better Materials Corporation, a Pennsylvania corporation (hereinafter "Company"), and Craig S. Cinalli (hereinafter "Executive").

         WHEREAS, the Company and the Executive are parties to an Employment Agreement dated December 14, 1998, which expires on December 14, 2000; and,

         WHEREAS, the Company and the Executive desire to extend the Term of Employment of the Executive and change some of the other terms of the Employment Agreement;

         NOW, THEREFORE, the Company and the Executive agree as follows:

         1.   The Employment Agreement between the parties dated
              December 14, 1998, attached as Exhibit "A" (hereinafter "Agreement"), as amended by this Amendment Number One, is ratified and confirmed and shall remain in effect.

         2. The last sentence of Paragraph 1 of the Agreement is amended to read as follows:

              The Executive shall not be required to have his primary place of employment more than 50 miles from his current place of employment.

         3.   Paragraph 2 of the Agreement is amended to read as follows:

              Term of Employment. The employment hereunder shall be for a term
              ------------------
              of two years beginning on December 14, 2000 and ending on the second anniversary thereof (the "Expiration Date"), unless earlier terminated pursuant to Paragraph 4 of this Agreement (the "Term of Employment").

         4. Paragraphs 3(a), (b) and (d) of the Agreement are amended to read as follows:

              (a)   Salary. As compensation for services rendered hereunder, the
                    ------
                    Executive shall receive in the calendar year 2001 a minimum Annual Salary of One Hundred Ninety Five Thousand Dollars ($195,000.00), which salary shall be paid in accordance with the Company's then prevailing payroll practices. The Executive shall be eligible for merit increases in the Annual Salary in accordance with the practice applicable to other USSH senior executives.

              (b)   Restricted Stock. If (i) the Executive is terminated without
                    ----------------
                    cause pursuant to paragraph 4(d) of this Employment Agreement, or (ii) the Company and the Executive fail to enter into a new agreement with respect to the employment of the Executive within ninety days after the Expiration Date, and the Company or the Executive terminate the Executive's employment with the Company, then, for purposes of the Manager Repurchase Agreement dated as of March 17, 1999 (the "Repurchase Agreement") between USS Holdings, Inc. and the Executive, a Termination Event (as defined in the Stockholders Agreement dated October 6, 1998) shall be deemed to occur not sooner than December 14, 2001, which is the third anniversary of the date of the Executive's initial employment with a Subsidiary of the Corporation (as defined in the Repurchase Agreement).

           (d)      Other Benefits. The fringe benefits, perquisites and other
                    --------------
                    benefits of employment to be provided to the Executive shall be equivalent to such benefits and perquisites as are provided to other senior executives of USSH as amended from time to time. The Executive shall be entitled to a company automobile, which the Executive shall use for business purposes only. The Executive shall be entitled to live at the residence at Chippewa Farms owned by the Company rent free during the term of this Agreement, provided, however, that the rental value of residing in the residence rent free realized by the Executive shall be imputed to the Executive as income.

5.         Paragraph 4(a) of the Agreement is amended to read as follows:

           (a)      Disability. If, as a result of the incapacity of the
                    ----------
                    Executive due to physical or mental illness, the Executive is unable to perform substantially and continuously the duties assigned to him hereunder, with or without reasonable accommodation, for a period of five (5) consecutive months or for a non-consecutive period of nine (9) months during the Term of Employment, the Company may terminate his employment for "Disability" upon thirty (30) days prior written notice to the Executive.

6. Paragraphs 6 (c) and (d) of the Agreement are amended to read as follows:

           (c)      Non-competition. The Executive agrees that, during the term
                    ---------------
                    of Employment and for a period of two (2) years following the date of termination of the Executive's employment with the Company for any reason, the Executive will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management or control of, or be connected as an officer, employee, partner, director, or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business that competes with any business conducted by the Company or any of its subsidiaries or affiliates, in any area where such business is being conducted on the date of the Executive's employment is terminated hereunder and as to which the Executive has material responsibilities.

           (d)      Further Covenant. Until the date which is two (2) years
                    ----------------
                    after the date of the termination of the Executive's employment hereunder for any reason, the Executive will not, directly or indirectly, take any of the following actions, and, to the extent the Executive owns, manages, operates, controls, is employed by or participates in the ownership, management, operation or control of, or is connected in any manner with, any business of the type and character engaged in and competitive with that conducted by the Company or way of the Affiliates during the period of the Executive's employment, the Executive will use his best efforts to ensure that such business does not take any of the following actions:

                    (i) persuade or attempt to persuade any client of the Company to cease doing business with the Company or any Affiliate, or to reduce the amount of business it does with the Company or any Affiliate;

                    (ii) solicit for himself or any entity the business of a client of the Company or any Affiliate, or solicit any business which was a client of the Company or any Affiliate within six months prior to the termination of the Executive's employment;

                    (iii) persuade or attempt to persuade any employee of the company or any Affiliate or any individual who was its employee of the Company or any Affiliate during the two (2) years prior to the Executive's termination of employment, to leave the employ of the Company or any of its subsidiaries or affiliates.


         7. Except as amended in the above paragraphs, all of the terms of the December 14, 1998 agreement shall remain in effect.


         IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment No. One as of the date first written above.

CRAIG S. CINALLI                          BETTER MATERIALS CORPORATION



________________________________          By:   _____________________________
                                                Name:

                                                Title: